UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 20, 2011

MINDSPEED TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31650	01-0616769
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 MacArthur Boulevard, East Tower

Newport Beach, California 92660-3095

(Address of Principal Executive Offices) (Zip Code)

(949) 579-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chief Financial Officer Appointment

On October 20, 2011, the Board of Directors (the “Board”) of Mindspeed Technologies, Inc. (the “Company”) appointed Stephen N. Ananias as Senior Vice President, Chief Financial Officer, principal financial officer and principal accounting officer, each effective October 31, 2011.

Base Salary; Retention Incentive

Mr. Ananias’ annual base salary will be $285,000. In addition, Mr. Ananias will receive a one-time bonus of $50,000 (the “Retention Incentive”), which must be repaid by Mr. Ananias in full in the event that prior to October 31, 2012 (the first anniversary of his commencement of employment), he either voluntarily terminates his employment with the Company or his employment is terminated by the Company for cause. Mr. Ananias must repay any unearned portion of the Retention Incentive if his employment is so terminated at any time following October 31, 2012, but prior to October 31, 2013.

Inducement Award

As an inducement material to Mr. Ananias’ entering into employment with the Company, the Company has agreed to grant Mr. Ananias: (i) an option to purchase 40,000 shares of the Company’s common stock pursuant and subject to the provisions of an award agreement, with such option award to: (a) be granted in reliance on Nasdaq Marketplace Rule 4350(i)(1)(iv); (b) have an exercise price equal to the closing price of the Company’s common stock on the grant date; and (c) vest 8.33% each three (3) months following the grant date for a period of three (3) years; and (ii) 100,000 shares of restricted stock of the Company pursuant and subject to the provisions of an award agreement, with such restricted stock award to: (a) be granted in reliance on Nasdaq Marketplace Rule 4350(i)(1)(iv); and (b) vest 8.33% each three (3) months following the grant date for a period of three (3) years (collectively, the “Inducement Award”).

Employment Agreement

Further, the Company intends to enter into a change of control employment agreement with Mr. Ananias (the “Employment Agreement”), which is substantially identical to the form of agreement filed as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed on August 10, 2009 (and is incorporated herein by reference). The Employment Agreement will become effective upon a “change of control” of the Company and will provide for the continuing employment of Mr. Ananias after the change of control on terms and conditions generally no less favorable than those in effect before the change of control, and, under certain circumstances, for payments upon termination of employment in connection with a change of control. Certain severance benefits to be paid to Mr. Ananias under the Employment Agreement are subject to a “double trigger,” meaning that both a change of control and a termination are required. If Mr. Ananias’ employment is terminated by the Company without “cause” or if Mr. Ananias terminates his own employment for “good reason,” each as defined in the Employment Agreement, following a change of control, Mr. Ananias will be entitled to severance benefits equal to two times his annual compensation, including bonus, full acceleration of equity awards and continuation of certain benefits for two years.

For purposes of the Employment Agreement, a “change of control” generally means:

•

the acquisition by any individual, entity or group of beneficial ownership of 35% or more of either the then outstanding shares of the Company’s common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors;

•	a change in the composition of a majority of the Board, which is not supported by the current Board;

•

a major corporate transaction, such as a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the Company’s assets, which results in a change in the majority of the Board or of more than 60% of the Company’s stockholders; or

•	approval by the Company’s stockholders of the complete liquidation or dissolution of the Company.

Indemnification Agreement

The Company also intends to enter into an indemnification agreement (the “Indemnification Agreement”) with Mr. Ananias, which is substantially identical to the form of agreement the Company filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on May 27, 2011 (and is incorporated herein by reference). The Indemnification Agreement provides, subject to the terms and conditions set forth therein, among various other things, that: (i) the Company shall indemnify Mr. Ananias to the fullest extent permitted by the Delaware General Corporation Law against any and all expenses and liabilities (as provided in the Indemnification Agreement) reasonably incurred or suffered by him in connection with a proceeding; (ii) indemnification will not be available for judgments against Mr. Ananias under Section 16(b) of the Securities Exchange Act of 1934 or under similar provisions of state law for an accounting of profits made from the purchase or sale by Mr. Ananias of securities of the Company; (iii) Mr. Ananias is presumed to be entitled to indemnification, which presumption can be overcome by the Company; (iv) if requested by Mr. Ananias and approved by the Company’s Board, the Company may provide security to Mr. Ananias for the Company’s indemnification and advancement obligations under the Indemnification Agreement through a trust, line of credit or other collateral; and (v) the Company shall use commercially reasonable efforts to maintain directors’ and officers’ liability insurance covering the duration of Mr. Ananias’ service as an officer of the Company.

General

Mr. Ananias’ compensation arrangements with the Company, including his annual base salary, the Retention Incentive, the Inducement Award and the Employment Agreement, were approved by the Compensation and Management Development Committee of the Board (the “Compensation Committee”) on October 14, 2011. The Board and the Compensation Committee may, from time to time, review and modify Mr. Ananias’ compensation arrangements.

Interim Chief Financial Officer

In connection with and effective upon Mr. Ananias’ appointment as the Company’s Senior Vice President, Chief Financial Officer, principal financial officer and principal accounting officer, Kristen M. Schmidt, who was appointed the Company’s Interim Chief Financial Officer, principal financial officer and principal accounting officer, each effective May 6, 2011, will resume her prior position as the Company’s Vice President, Finance, and will assume the position of Treasurer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDSPEED TECHNOLOGIES, INC.

Date: October 24, 2011	By:	/s/ Brandi R. Steege
Brandi R. Steege Vice President, General Counsel and Secretary